Exhibit 10.38

SECOND AMENDMENT TO LEASE

THIS AGREEMENT, made and entered into by and between LIT INDUSTRIAL LIMITED PARTNERSHIP, a Delaware limited partnership, first party, (hereinafter referred to as “Landlord”), and SOFTWARE BROKERS OF AMERICA, INC, d/b/a INTCOMEX, a Delaware corporation, second party, (hereafter referred to as “Tenant”), this 18th day of October, 2011.

W I T N E S S E T H:

WHEREAS, under date of May 12, 2006, Landlord and Tenant entered into a Lease Contract (hereinafter referred to as “Lease”), for an original term of one hundred twenty-three (123) months, commencing December 19, 2006 covering premises (the “Premises”) consisting of 221,021 Square Feet of office and warehouse space located at 3505 NW 107th Avenue, Miami, Florida (Building No. 400110).

WHEREAS, Substantial completion the Landlords’ improvements occurred on March 12, 2007 and Tenant took possession of the Premises on April 29, 2007.

WHEREAS, by the Memorandum of Commencement Date letter dated June 1, 2007 (the “First Amendment”) the commencement date for the Lease was confirmed as April 29, 2007, and ending July 31, 2017.

WHEREAS, Tenant has continued to occupy the Premises under the provisions of the Lease, as amended.

WHEREAS, Tenant now desires through this Second Amendment to Lease to (i) decrease the Premises by 48,095 Square Feet (the “Surrendered Premises”), for a new total Premises size of 172,926 Square Feet effective September 1, 2011; (ii) modify the base rent for the period of September 1, 2011 through July 31, 2017; (iii) extend the term of the Lease for an additional forty-nine (49) months with said extended term having a Commencement Date of August 1, 2017, and ending date of August 31, 2021; and (iv) to reset the base year for operating expenses.

NOW THEREFORE, in consideration of One ($1.00) Dollar paid by each party to the other, the parties do hereby agree as follows:

A. PREMISES – As of September 1, 2011, the Total Premises shall consist of that certain portion of the building together with “Tenant’s Exclusive Loading Areas” shown cross-hatched on EXHIBIT “A” (“Site Plan”) dated February 22, 2008 as last revised September 13, 2011 and by this reference is made a part hereof is described as follows:

Approximately 172,926 Square Feet of previously occupied office and warehouse space located at 3505 NW 107th Street, (the “Premises”) as shown in EXHIBIT “A” attached hereto and being all or a portion of the building commonly known as International Distribution Center at Doral (IDC at Doral) as 3505 NW 107th Avenue, Doral Florida (the “Building”) (Building #400110) containing 385,818 Square Feet. Said Building is in the International Distribution Center at Doral in the City of Doral, Miami-Dade County, Miami, Florida.

B. MODIFIED TERM AND EXTENDED TERM (SIXTY-ONE [61] MONTHS) – The term of the Lease, as previously amended and modified herein, shall be extended for an additional period of sixty-one (61) months, with said Extended Term to commence on August 1, 2017 and to end on August 31, 2021, on the same terms, covenants and conditions as set forth in the Lease, except that the monthly rental payable monthly in advance for the 172,926 Square Feet during the Modified and Extended Term shall be:

$152,872.86 monthly in advance	SEPTEMBER 1, 2011 THROUGH NOVEMBER 30, 2011 ONE HUNDRED FIFTY-TWO THOUSAND, EIGHT HUNDRED SEVENTY-TWO AND 86/100 DOLLARS	Three (3) Months

$119,607.15 monthly in advance	DECEMBER 1, 2011 THROUGH AUGUST 31. 2012 ONE HUNDRED NINETEEN THOUSAND, SIX HUNDRED SEVEN AND 15/100 DOLLARS	Nine (9) Months

$122,345.15 monthly in advance	SEPTEMBER 1, 2012 THROUGH AUGUST 31, 2013 ONE HUNDRED TWENTY-TWO THOUSAND, THREE HUNDRED FORTY-FIVE AND 15/100 DOLLARS	Twelve (12) Months

SOFTWARE BROKERS OF AMERICA, INC.

d/b/a Intcomex

Second Amendment to Lease

$125,083.14 monthly in advance	SEPTEMBER 1, 2013 THROUGH AUGUST 31, 2014 ONE HUNDRED TWENTY-FIVE THOUSAND, EIGHTY-THREE AND 14/100 DOLLARS	Twelve (12) Months

$127,965.24 monthly in advance	SEPTEMBER 1, 2014 THROUGH AUGUST 31, 2015 ONE HUNDRED TWENTY-SEVEN THOUSAND, NINE HUNDRED SIXTY-FIVE AND 24/100 DOLLARS	Twelve (12) Months

$130,847.34 monthly in advance	SEPTEMBER 1, 2015 THROUGH AUGUST 31, 2016 ONE HUNDRED THIRTY THOUSAND, EIGHT HUNDRED FORTY-SEVEN AND 34/100 DOLLARS	Twelve (12) Months

$133,729.44 monthly in advance	SEPTEMBER 1, 2016 THROUGH AUGUST 31, 2017 ONE HUNDRED THIRTY-THREE THOUSAND, SEVEN HUNDRED TWENTY-NINE AND 44/100 DOLLARS	Twelve (12) Months

$136,755.65 monthly in advance	SEPTEMBER 1, 2017 THROUGH AUGUST 31. 2018 ONE HUNDRED THIRTY-SIX THOUSAND, SEVEN HUNDRED FIFTY-FIVE AND 65/100 DOLLARS	Twelve (12) Months

$139,781.85 monthly in advance	SEPTEMBER 1, 2018 THROUGH AUGUST 31, 2019 ONE HUNDRED THIRTY-NINE THOUSAND, SEVEN HUNDRED EIGHTY-ONE AND 85/100 DOLLARS	Twelve (12) Months

$142,952.16 monthly in advance	SEPTEMBER 1, 2019 THROUGH AUGUST 31, 2020 ONE HUNDRED FORTY-TWO THOUSAND, NINE HUNDRED FIFTY-TWO AND 16/100 DOLLARS	Twelve (12) Months

$146,122.47 monthly in advance	SEPTEMBER 1, 2020 THROUGH AUGUST 31, 2021 ONE HUNDRED FORTY-SIX THOUSAND, ONE HUNDRED TWENTY-TWO AND 47/100 DOLLARS	Twelve (12) Months

C. BASE YEAR – Effective September 1, 2011, Base Year Expenses and Base Year Taxes (“Base Year”) as referenced in the Lease shall be modified as to define the Base Year to be January 1, 2011 through December 31, 2011.

D. PREPARATION OF PREMISES / ACCEPTANCE OF PREMISES: After proper execution of this Second Amendment to Lease by Landlord and Tenant, Landlord shall promptly furnish all labor and material (“Landlord’s Work”) as necessary to demise and deliver the Premises pursuant to all applicable building and fire code. Landlord shall deliver the mechanical, electrical and plumbing systems in Tenant’s Premises impacted by the demising of the Premises, in any, in good operational order as shown on EXHIBIT “A” hereof, and by this reference made a part hereof, and which plans identify the work to be completed by Landlord with respect to the requirements of this Amendment. Landlord shall construct the demining partition wall along the “centerline” of the existing vertical structural columns except for the most northern bay as noted on EXHIBIT “A”. Except for the foregoing, Tenant previously accepted the Premises “WHERE IS, AS IS”.

(1) Tenant will cooperate with Landlord in allowing Landlord to construct a new demising wall separating Tenant’s Premises from the contiguous 48,095 square foot space, and will cooperate with Landlord in allowing Landlord to separate utilities between the two spaces as well. Tenant acknowledges that despite Landlord’s reasonable efforts to prevent any disruption to Tenant’s business due to infiltration of noise, odors, dirt, dust, debris, etc., due to the nature of construction, it is possible that Tenant’s premises may be impacted by the construction process, and Landlord shall not be liable to Tenant in any way as a result of the construction.

In addition, Landlord, at Landlord’s sole cost and expense, will repair the mid panel floor cracks pursuant to the recommendations of Landlord’s consultant, as attached hereto as EXHIBIT “P” and by this reference made a part hereof. Landlord, within thirty (30) days after execution of this Second Amendment shall provide Tenant with a schedule for such floor repairs, which Landlord will use reasonable efforts to complete said work within thirty-six (36) months. Landlord agrees to repair and caulk the control joints in the high traffic areas to minimize the deterioration (cracking and spalling) of the joints.

SOFTWARE BROKERS OF AMERICA, INC.

d/b/a Intcomex

Second Amendment to Lease

Tenant agrees that should the mid panel cracks reoccur after Landlord’s repair in the same areas identified on EXHIBIT “P”, that Landlord and Tenant will readdress Tenant’s material handling equipment and the potential modification or replacement of equipment to minimize the stress on the floor.

(2) Tenant shall have the obligation to relocate thirteen (13) lighting fixtures, hanging fans and security equipment and shall remove the pneumatic system and IT cabling and Guard House from within the Surrendered Premises (“Personal Property”). Tenant, shall manage the work in the Surrendered Premises or at Tenant’s option may hire and use a project manager to manage the work in the Surrendered Premises. Landlord shall be entitled to approve Tenant’s Contractor (as hereinafter defined). Tenant, through its project manager, contractor(s) and agents (collectively, “Tenant’s Contractor”) shall furnish all labor and material (collectively, “Tenant’s Work”) as necessary to remove such Personal Property from the Surrendered Premises. At Landlord’s sole cost and expense, Project oversight of the Tenant’s work shall be provided by a third-party representative of Landlord’s choice. Except for Landlord’s Work, Tenant previously accepted the Premises under the provisions of the Lease “WHERE IS, AS IS”. In the event that both Landlord and Tenant are simultaneously conducting Landlord’s Work and Tenant’s Work, respectively, in the Surrendered Premises, Landlord and Tenant agree to use good faith efforts to avoid any interference with the work of the other party. If any such simultaneous work causes interference with the work of the other party, upon the request of either party, the other party shall use commercially reasonable efforts to remove the cause of such interference. The following shall apply to Tenant’s Work:

(a) All Tenant’s Work shall be in full compliance with all applicable building codes, including the ADA and its related rules and regulations, and be compatible with all insurance regulations for the Premises.

(b) All materials and workmanship in connection with Tenant’s Work will be of first-class quality in keeping with Landlord’s standards for the Building in which the Premises are located. If the operation of the Building or any of its equipment is in any way adversely affected by reason of Tenant’s Work, Tenant, at its expense, will use commercially reasonable efforts to remove the cause thereof upon Landlord’s request.

(c) Tenant is solely responsible for the completion of all of Tenant’s Work to the Premises in a timely manner.

(d) At all times during the progress of Tenant’s Work, Landlord will be entitled to have a representative present on the site for supervision and inspection purposes, and Landlord’s representative will have unrestricted access to all parts of the Premises. Such presence, inspection and/or supervision, however, will not impose any obligation whatsoever on Landlord or Landlord’s representative nor render Landlord or Landlord’s representative liable in any way for improper work or faulty materials.

Note:	Tenant shall be responsible for moving all furniture and equipment so that the above Landlord’s Work can be performed, and Tenant shall make the space available between 8:00 AM and 5:00 PM, Monday through Friday.

E. RENEWAL OPTION – Provided this Lease is in full force and effect at the expiration of the Term [August 1, 2017 through August 31, 2021, and provided that Tenant is not then in Default beyond any applicable cure period, the Lease term shall be further extended at the option of Tenant (the “Renewal Option”) for an additional period of five (5) years [September 1, 2021 through August 31, 2026] (the “Extended Term”); and provided the Lease, as amended, is in full force and effect at the expiration of the first five (5) year Extended Term; and provided that Tenant is not then in Default beyond any applicable cure period, the term of the Lease, as amended, shall be further extended at the option of Tenant (the “Second Renewal Option”) for an additional period of five (5) years [September 1, 2021 through August 31, 2031] (the “Second Extended Term”); with each next ensuing five (5) year Renewal Option immediately following the expiration of the then current term, on the same terms, covenants and conditions as set forth herein, except that the Renewal Option provided for by this Paragraph E. shall not be part of the Lease during each Extended Term. The annual Base Rent during each Extended Term shall be the then “Market Rent” for comparable

SOFTWARE BROKERS OF AMERICA, INC.

d/b/a Intcomex

Second Amendment to Lease

space in the area as reasonably determined by Landlord by taking into account, among other things, the location of the Premises, quality of construction, stacking height, quality and type of paving, sprinkler system, bay sizes, landscaping, age of improvements, and comparable obligations of Landlord. Tenant shall give Landlord written notice not more than twelve (12) months and not less than nine (9) months prior to the of the each term and each subsequent Extended Term of Tenant’s desire to exercise the Renewal Option, and Tenant’s failure to timely exercise the Renewal Options provided for herein shall result in a waiver of such Renewal Options, it being specifically acknowledged by Tenant that time is of the essence with regard to each of the Renewal Options; provided further, that each of the Renewal Options provided for herein shall be terminated if and when this Lease is terminated, or if and when the Tenant is in Default hereunder at any time beyond any cure period stated in the Lease.

F. PARKING – Section 14. Parking shall be modified to reflect that the Tenant shall relinquish the fifty-one (51) automobile parking spaces identified and cross-hatched on EXHIBIT “N” (Parking Plan) which shall supplement EXHIBIT “H” (Exclusive Parking Area) and EXHIBIT “H-1” (Conversion Area) of the Lease.

G. SECURED AREA – As defined in EXHIBIT “A”, Tenant shall have the right but not the obligation to secure its Exclusive Loading Area on the north side of the Building. Tenant shall at all times during the term of the Lease or any extensions thereof have access to its Premises through the north east entrance from NW 36th Street. Tenant shall be granted the right to an Exclusive Loading Area, on the south side of the Building with access from the 107th Avenue driveway to include the trash compactor area and five (5) loading positions: one adjacent to the compactor and four on the Loading Platform as defined in EXHIBIT “O” (Loading /Secured Area). Tenant at Tenant’s cost, shall have the right to fence the “shaded/cross-hatched area” with a gate locking system to match the existing chain link fenced used at the building.

H. MISCELLANEOUS – Section 34. Miscellaneous (c) of the Lease shall be modified to change the address for Landlord to: Clarion Partners / LIT Industrial Limited Partnership, 30 Ivan Allen Jr. Boulevard, Suite 950, Atlanta, Georgia, 30308 ATTENTION: Asset Manager.

I. RIGHT OF FIRST OPPORTUNITY (RFO) AND RIGHT TO EXPAND – Effective September 1, 2011, EXHIBIT “F-1” (Right of First Offer) and EXHIBIT “F-2” (Option to Expand) of the Lease shall be null and void.

J. OPTION TO TERMINATE – Effective September 1, 2011, EXHIBIT “I” (Termination Option) of the Lease shall be null and void.

Except as herein expressly modified or amended, the terms and conditions of the Lease, as previously amended, are hereby ratified and confirmed; provided, however, that to the extent, if any, that the terms, and the provisions of this Second Amendment to Lease conflict with the terms in the Lease, as previously amended, this Second Amendment to Lease shall control and supersede such Lease, as previously amended.

[Signatures follow on next page]

SOFTWARE BROKERS OF AMERICA, INC.

d/b/a Intcomex

Second Amendment to Lease

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered as of the 2nd day of December, 2011, as to Landlord, in the presence of:	LIT INDUSTRIAL LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	LIT Holdings GP, L.L.C.,
/s/ Unknown		a Delaware limited liability company, its sole general partner
Witness #1

	By:	Lion Industrial Properties, L.P.,
/s/ Unknown		a Delaware limited partnership, its sole member
Witness #2

	By:	LIT GP Sub, LLC,
a Delaware limited liability company, its sole general partner

	By:	Lion Industrial Trust, a Maryland real estate
investment trust, its sole member and manager

	By:	/s/ Thomas J. Flanigan

Name:	THOMAS J. FLANIGAN

Title:	Authorized Signatory

Signed, sealed and delivered as of the 23rd day of NOVEMBER, 2011, as to Tenant, in the presence of:	SOFTWARE BROKERS OF AMERICA, INC. d/b/a Intcomex, a Delaware corporation

/s/ Unknown	By:	/s/ Russell A. Olson

Witness #1	Name:	Russell A. Olson

	Title:	CFO

/s/ Unknown
Witness #2 11/23/11

Exhibit A

Site Plan

Exhibit N

Parking Plan

Exhibit O

Loading/Secured Area

Exhibit Q

Mid Panel Floor Crack Repair Recommendations